                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Universal Compression Holdings, Inc. on Form S-8 of our report dated May 25, 2001, appearing in the Annual Report on Form 10-K of Universal Compression Holdings, Inc. for the year ended March 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
August 16, 2001